News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202

FOR IMMEDIATE RELEASE

CONSUMER AND SHAREOWNER VALUE CREATION IS TOP PRIORITY, P&G CEO TELLS SHAREOWNERS

CINCINNATI, Oct. 8, 2013 - Procter & Gamble (NYSE:PG) has established consumer and shareowner value creation as its top priority, Chairman, President and Chief Executive Officer, A.G. Lafley, told the Company’s shareowners at its annual meeting today in Cincinnati.

In a review of the business over the past year, Mr. Lafley said P&G had met or exceeded its key financial commitments, including organic sales growth, core earnings per share and free cash flow productivity.  The Company returned $12.5 billion in cash to shareowners.  However, he emphasized that the Company can do better.

Mr. Lafley explained that P&G has established four areas to improve performance -value creation for consumers and shareowners, productivity and innovation, significant improvements to operating discipline and investments in research and development and go-to-market capabilities.

“The changes we are making in these four areas – reestablishing value creation as our primary measure of success, investing in innovation and go to market capabilities, accelerating productivity savings and improving operating discipline and execution – are important changes that we believe will improve performance,” he said.

Mr. Lafley emphasized that the Company will focus on its core businesses, which include the leading, most profitable brands, categories and countries. P&G must ensure its U.S. business is strong and growing while investing in developing markets that have the largest size of prize and where P&G has the highest likelihood of winning. Resources will be allocated to businesses where value can be created and the Company will exit those that cannot deliver acceptable shareowner returns.

Mr. Lafley concluded: “We have taken a hard look at what we need to do and how we need to change to perform better. We’re committed to do what it takes to get P&G back to balanced, consistent, reliable and sustainable value creation for consumers, customers, and you, our shareowners.”

The Board of Directors of The Procter & Gamble Company (NYSE:PG) declared a quarterly dividend of $0.6015 per share on the Common Stock and on the Series A and Series B ESOP Convertible Class A Preferred Stock of the Company, payable on or after November 15, 2013, to Common Stock shareholders of record at the close of business on October 18, 2013, and to Series A and Series B Preferred Stock shareholders of record at the start of business on October 18, 2013.

P&G has been paying a dividend for 123 consecutive years since its incorporation in 1890 and has increased its dividend for 57 consecutive years.

P&G will issue its results for the first fiscal quarter ended September 30, 2013 on October 25, 2013.

About Procter & Gamble
P&G serves approximately 4.8 billion people around the world with its brands. The Company has one of the strongest portfolios of trusted, quality, leadership brands, including Ace®, Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Duracell®, Fairy®, Febreze®, Fusion®, Gain®, Gillette®, Head & Shoulders®, Iams®, Lenor®, Mach3®, Olay®, Oral-B®, Pampers®, Pantene®, Prestobarba®, SK-II®, Tide®, Vicks®, Wella®, and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

Forward-Looking Statements
Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue”, “will likely result,” and similar expressions.  Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause results to differ materially from the forward-looking statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.
Risks and uncertainties to which our forward-looking statements are subject include: (1) the ability to achieve business plans, including growing existing sales and volume profitably and maintaining and improving margins and market share, despite high levels of competitive activity, an increasingly volatile economic environment, lower than expected market growth rates, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus, and/or increasing competition from mid- and lower tier value products in both developed and developing markets; (2) the ability to successfully manage ongoing acquisition, divestiture and joint venture activities to achieve the cost and growth synergies in accordance with the stated goals of these transactions without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes and achieve productivity improvements designed to support our growth strategies, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled employees is limited; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including product liability, patent, intellectual property, price controls, import restrictions, environmental and tax policy), and to resolve pending matters within current estimates; (7) the ability to resolve the pending competition law inquiries in Europe within current estimates; (8) the ability to successfully implement, achieve and sustain cost improvement plans and efficiencies in manufacturing and overhead areas, including the Company's outsourcing projects; (9) the ability to successfully manage volatility in foreign exchange rates, as well as our debt and currency exposure (especially in certain countries with currency exchange controls, such as Venezuela, China, India and Argentina); (10) the ability to maintain our current credit rating and to manage fluctuations in interest rates, increases in pension and healthcare expense, and any significant credit or liquidity issues; (11) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, due to a wide variety of factors, including but not limited to, terrorist and other hostile activities, natural disasters and/or disruptions to credit markets, resulting from a global, regional or national credit crisis; (12) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (13) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (14) the ability to successfully manage increases in the prices of commodities, raw materials and energy, including the ability to offset these increases through pricing actions; (15) the ability to develop effective sales, advertising and marketing programs; (16) the ability to stay on the leading edge of innovation, maintain the positive reputation of our brands and ensure trademark protection; and (17) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks), the security over such systems and networks, and the data contained therein. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

#    #    #
P&G Media Contacts:
Paul Fox, 513.983.3465
Jennifer Chelune, 513.983.2570

P&G Investor Relations Contact:
John Chevalier, 513.983.9974